Exhibit 99.1

FOR IMMEDIATE RELEASE	Contacts:
Timothy A. Bonang, Vice President, Investor Relations
Elisabeth Heiss, Manager, Investor Relations
(617) 219-1440

Government Properties Income Trust Announces 2012 First Quarter Results

Newton, MA (May 1, 2012): Government Properties Income Trust (NYSE: GOV) today announced its financial results for the quarter ended March 31, 2012.

Results for the Quarter Ended March 31, 2012:

Normalized funds from operations, or Normalized FFO, for the quarter ended March 31, 2012 were $25.2 million, or $0.54 per share, compared to Normalized FFO for the quarter ended March 31, 2011 of $19.5 million, or $0.48 per share.

Net income was $13.1 million, or $0.28 per share, for the quarter ended March 31, 2012 compared to $10.3 million, or $0.25 per share, for the same quarter last year.

GOV’s weighted average number of common shares outstanding was 47.1 million and 40.5 million for the quarters ended March 31, 2012 and 2011, respectively.

A reconciliation of net income determined according to U.S. generally accepted accounting principles, or GAAP, to funds from operations, or FFO, and Normalized FFO for the quarters ended March 31, 2012 and 2011 appears later in this press release.

Recent Investment Activities:

Since January 1, 2012, GOV has entered into agreements to acquire five properties for an aggregate purchase price of $61.5 million, including the assumption of $19.2 million of mortgage debt and excluding acquisition costs, as follows:

•                  In March 2012, GOV entered into an agreement to acquire two office properties located in Everett, WA with 111,908 rentable square feet.  These properties are 100% leased to the State of Washington and occupied by the Department of Social and Health Services.  The contract purchase price is $20.9 million, excluding acquisition costs.

•                  Also in March 2012, GOV entered into an agreement to acquire an office property located in Stockton, CA with 22,012 rentable square feet.  This property is 100% leased to the U.S. Government and occupied by the Department of Immigration and Customs Enforcement.  The contract purchase price is $8.2 million, excluding acquisition costs.

•                  In April 2012, GOV entered into an agreement to acquire an office property located in Albany, NY with 64,000 rentable square feet.  This property is 100% leased to the State of New York and occupied by the Department of Agriculture.  The contract purchase price is $8.5 million, excluding acquisition costs.

•                  Also in April 2012, GOV entered into an agreement to acquire an office property located in Madison, WI with 56,889 rentable square feet.  This property is 100% leased to the State of Wisconsin and occupied by the Department of Administration.  The contract purchase price is $23.9 million, including the assumption of $19.2 million of mortgage debt and excluding acquisition costs.

These pending acquisitions are subject to GOV’s satisfactory completion of diligence and other customary closing conditions; accordingly, GOV can provide no assurance that it will acquire these properties.

Recent Financing Activities:

In January 2012, GOV entered into a five year $350 million unsecured term loan.  The loan matures on January 11, 2017, and is prepayable without penalty at any time.  The term loan bears interest payable at LIBOR plus 175 basis points, subject to adjustment based on changes to GOV’s senior unsecured debt ratings.  GOV used the net proceeds of the term loan to repay amounts outstanding under its revolving credit facility and to fund general business activities.

Conference Call:

On Tuesday, May 1, 2012, at 1:00 p.m. Eastern Time, David Blackman, President and Chief Operating Officer, and Mark Kleifges, Treasurer and Chief Financial Officer, will host a conference call to discuss the first quarter 2012 results.

The conference call telephone number is (800) 230-1074.  Participants calling from outside the United States and Canada should dial (612) 288-0329.  No pass code is necessary to access the call from either number.  Participants should dial in about 15 minutes prior to the scheduled start of the call.  A replay of the conference call will be available through 11:59 p.m. Eastern Time on May 8, 2012.  To hear the replay, dial (320) 365-3844.  The replay pass code is 242633.

A live audio webcast of the conference call will also be available in a listen only mode on GOV’s website, which is located at www.govreit.com.  Participants wanting to access the webcast should visit GOV’s website about five minutes before the call.  The archived webcast will be available for replay on GOV’s website for about one week after the call.  The recording and retransmission in any way of GOV’s first quarter conference call is strictly prohibited without the prior written consent of GOV.

Supplemental Data:

A copy of GOV’s First Quarter 2012 Supplemental Operating and Financial Data is available for download at GOV’s website, www.govreit.com. GOV’s website is not incorporated as part of this press release.

Government Properties Income Trust is a real estate investment trust, or REIT, which owns properties located throughout the United States which are majority leased to the U.S. Government and other government tenants.  As of March 31, 2012, GOV owned 71 properties with approximately 8.9 million rentable square feet.  GOV is headquartered in Newton, Massachusetts.

Please see the following pages for a more detailed statement of GOV’s operating results and financial condition and for an explanation of our calculation of FFO and Normalized FFO.

GOVERNMENT PROPERTIES INCOME TRUST

CONDENSED CONSOLIDATED STATEMENTS OF INCOME, FUNDS FROM OPERATIONS AND

NORMALIZED FUNDS FROM OPERATIONS

(amounts in thousands, except per share data)

(unaudited)

	Three Months Ended March 31,
	2012	2011

Rental income	$50,455	$39,228

Expenses
Real estate taxes	5,533	4,457
Utility expenses	3,835	3,507
Other operating expenses	8,853	6,921
Depreciation and amortization	12,072	8,386
Acquisition related costs	49	829
General and administrative	3,039	2,343
Total expenses	33,381	26,443

Operating income	17,074	12,785

Interest and other income	8	15
Interest expense (including net amortization of debt premiums and deferred financing fees of $324 and $259, respectively)	(4,023)	(2,537)
Equity in earnings of an investee	45	37

Income before income tax expense	13,104	10,300

Income tax expense	(45)	(46)
Net income	$13,059	$10,254

Calculation of Funds from Operations (FFO) and Normalized FFO(1)
Net income	$13,059	$10,254
Plus: depreciation and amortization	12,072	8,386
FFO	25,131	18,640
Plus: acquisition related costs	49	829
Normalized FFO	$25,180	$19,469

Weighted average common shares outstanding	47,052	40,501

Per common share
Net income	$0.28	$0.25
FFO	$0.53	$0.46
Normalized FFO	$0.54	$0.48

(1)  We calculate Funds from Operations, or FFO, and Normalized FFO as shown above.  FFO is calculated on the basis defined by The National Association of Real Estate Investment Trusts, or NAREIT, which is net income, calculated in accordance with GAAP, plus real estate depreciation and amortization.  Our calculation of Normalized FFO differs from NAREIT’s definition of FFO because we exclude acquisition related costs and loss on early extinguishment of debt, if any.  We consider FFO and Normalized FFO to be appropriate measures of performance for a REIT, along with net income, operating income and cash flow from operating, investing and financing activities.  We believe that FFO and Normalized FFO provide useful information to investors because by excluding the effects of certain historical amounts, such as depreciation expense, FFO and Normalized FFO can facilitate a comparison of operating performances between periods.  FFO and Normalized FFO are among the factors considered by our Board of Trustees when determining the amount of distributions to our shareholders.  Other factors include, but are not limited to, requirements to maintain our status as a REIT, limitations in our revolving credit facility agreement and the term loan agreement, the availability of debt and equity capital to us and our expectation of our future capital requirements and operating performance.  FFO and Normalized FFO do not represent cash generated by operating activities in accordance with GAAP and should not be considered as alternatives to net income, operating income or cash flow from operating activities, determined in accordance with GAAP or as indicators of our financial performance or liquidity, nor are these measures necessarily indicative of sufficient cash flow to fund all of our needs.  We believe that FFO and Normalized FFO may facilitate an understanding of our consolidated historical operating results.  These measures should be considered in conjunction with net income, operating income and cash flow from operating activities as presented in our Condensed Consolidated Statements of Income and Condensed Consolidated Statements of Cash Flows.  Other REITs and real estate companies may calculate FFO and Normalized FFO differently than we do.

GOVERNMENT PROPERTIES INCOME TRUST

CONDENSED CONSOLIDATED BALANCE SHEETS

(amounts in thousands, except share data)

(unaudited)

	March 31,	December 31,
	2012	2011
ASSETS

Real estate properties:
Land	$224,674	$224,674
Buildings and improvements	1,130,610	1,129,994
	1,355,284	1,354,668
Accumulated depreciation	(164,193)	(156,618)
	1,191,091	1,198,050

Acquired real estate leases, net	112,178	117,596
Cash and cash equivalents	9,275	3,272
Restricted cash	2,201	1,736
Rents receivable, net	26,472	29,000
Deferred leasing costs, net	3,073	3,074
Deferred financing costs, net	7,075	5,550
Other assets, net	11,882	10,297
Total assets	$1,363,247	$1,368,575

LIABILITIES AND SHAREHOLDERS’ EQUITY

Unsecured revolving credit facility	$—	$345,500
Unsecured term loan	350,000	—
Mortgage notes payable	94,826	95,383
Accounts payable and accrued expenses	18,438	20,691
Due to related persons	3,596	4,071
Assumed real estate lease obligations, net	10,482	11,262
	477,342	476,907
Commitments and contingencies

Shareholders’ equity:
Common shares of beneficial interest, $.01 par value:
70,000,000 shares authorized, 47,090,791 and 47,051,650 shares issued and outstanding, respectively	471	471
Additional paid in capital	936,379	935,438
Cumulative net income	100,392	87,333
Cumulative other comprehensive income	76	77
Cumulative common distributions	(151,413)	(131,651)
Total shareholders’ equity	885,905	891,668

Total liabilities and shareholders’ equity	$1,363,247	$1,368,575

WARNING CONCERNING FORWARD LOOKING STATEMENTS

THIS PRESS RELEASE CONTAINS STATEMENTS WHICH CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS.  ALSO, WHENEVER WE USE WORDS SUCH AS “BELIEVE”, “EXPECT”, “ANTICIPATE”, “INTEND”, “PLAN”, “ESTIMATE”, OR SIMILAR EXPRESSIONS, WE ARE MAKING FORWARD LOOKING STATEMENTS.  THESE FORWARD LOOKING STATEMENTS ARE BASED UPON OUR PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR.  OUR ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OUR FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS.  FOR EXAMPLE:

•                  THIS PRESS RELEASE DISCUSSES THE INTEREST TO BE PAID ON AMOUNTS OUTSTANDING UNDER OUR TERM LOAN.  HOWEVER, ACTUAL ANNUAL COSTS UNDER OUR TERM LOAN WILL BE HIGHER THAN LIBOR PLUS A PREMIUM BECAUSE OF OTHER FEES AND EXPENSES ASSOCIATED WITH OUR TERM LOAN.

•                  THIS PRESS RELEASE STATES THAT WE HAVE ENTERED AGREEMENTS TO PURCHASE PROPERTIES.  THESE TRANSACTIONS ARE SUBJECT TO VARIOUS TERMS AND CONDITIONS TYPICAL OF COMMERCIAL REAL ESTATE TRANSACTIONS.  THESE TERMS AND CONDITIONS MAY NOT BE MET.  AS A RESULT, SOME OR ALL OF THESE TRANSACTIONS MAY NOT OCCUR OR MAY BE DELAYED.

THE INFORMATION CONTAINED IN OUR FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING UNDER “RISK FACTORS” IN OUR PERIODIC REPORTS, OR INCORPORATED THEREIN, IDENTIFIES OTHER IMPORTANT FACTORS THAT COULD CAUSE OUR ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE STATED IN OUR FORWARD LOOKING STATEMENTS. OUR FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION ARE AVAILABLE ON ITS WEBSITE AT WWW.SEC.GOV.

YOU SHOULD NOT PLACE UNDUE RELIANCE UPON OUR FORWARD LOOKING STATEMENTS.

EXCEPT AS REQUIRED BY LAW, WE DO NOT INTEND TO UPDATE OR CHANGE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

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